Filed Pursuant to Rule 424(b)(3)
                         Registration Statement on Form F-6 (Reg. No. 333-09282)

                                    EXHIBIT A

                            [FORM OF FACE OF RECEIPT]

Number                                                    CUSIP Number 400131106

                                       American Depositary Shares
                                       (1 American Depositary Share representing four (4) Fully Paid Shares of Series B Common Stock, with no par value)

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

         DEPOSITED SHARES OF SERIES B COMMON STOCK, WITH NO P AR VALUE,

                                       of


                              GRUMA, S.A.B. de C.V.


           (Incorporated under the laws of The United Mexican States)


      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that _____________________ is the owner of ________________________ American Depositary Shares, representing deposited shares of Series B Common Stock, with no par value (the "Shares"), including evidence of rights to receive such Shares, of GRUMA, S.A.B. de C.V. a corporation (sociedad anonima de capital variable) organized under the laws of The United Mexican States (the "Company"). As of the date of the Deposit Agreement (hereinafter referred to), each American Depositary Share represents four (4) Shares deposited under the Deposit Agreement with the

Custodian which at the date of execution of the Deposit Agreement is Citibank Mexico S.A. (the "Custodian"). The ratio of American Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary's Corporate Agency Office is located at 388 Greenwich Street, 14th floor, New York, New York 10013, U.S.A. The Depositary's Corporate Agency Office is at a different address than its Principal Executive Office. Its Principal Executive Office is at 399 Park Avenue, New York, New York 10043.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of September 18, 1998 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time, received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Corporate Agency Office of the Depositary and the Custodian.


      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Estatutos Sociales of the Company and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Estatutos Sociales of the Company, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

      (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Corporate Agency Office of the Depositary, of American Depositary Shares evidenced by this Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article (10) hereof, and in Section 5.9 and Exhibit B of the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement, the Company's Estatutos Sociales, Section
7.8 of the Deposit Agreement, Article (23) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of the American Depositary Shares evidenced hereby is entitled to Delivery, to him or upon his order, of the Deposited Securities represented by the American Depositary Shares so surrendered. Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in registered form or by electronic delivery. American Depositary Shares may be surrendered for the purpose of withdrawing Deposited Securities by delivery of a Receipt evidencing such American Depositary Shares (if held in registered form) or by book-entry delivery of such American Depositary Shares to the Depositary.


      A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order (subject to applicable procedures of the Share Registrar, in the case of Deposited Securities being Delivered electronically). Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian, to the terms and conditions of the Deposit Agreement, the Estatutos Sociales of the Company, and the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such Receipt together with any certificate or other proper documents of or relating to title for the Deposited Securities or evidence of the electronic transfer thereof (if available), as the case may be, to or for the account of such person. The Depositary may make Delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

      The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share. At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary, and for further delivery to such Holder. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      (3) Transfers, Split-ups and Combinations of Receipts. Subject to the terms and conditions of the Deposit Agreement, the Registrar shall register transfers of Receipts on its book upon any surrender to the Agency Office of the Depositary of a Receipt by the holder thereof in person or by duly-authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and duly stamped as may be required by the laws of the State of New York and of the United States. Upon payment of the applicable fees and charges of the Depositary and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered. Upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment of the applicable charges of the Depositary and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.


      (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit

Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated by the Deposit Agreement, and (iii) compliance with any laws or governmental regulations relating to the execution and delivery of American Depositary Receipts or to the withdrawal of Deposited Securities and such reasonable regulations of the Depositary or the Company consistent with the Deposit Agreement and applicable law.

      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, any Registrar, or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Receipts or Shares are listed, or under any provision of the Deposit Agreement or provisions of or governing the Deposited Securities or any meeting of shareholders of the Company or for any other reason, subject in all cases to Article (23) hereof. Notwithstanding any provision of the Deposit Agreement to the contrary, the surrender of outstanding American Depositary Shares evidenced by Receipts and withdrawal of Deposited Securities may not be suspended except as required in General Instruction I.A.(1) to Form F-6 (as such restriction may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays caused by closing the transfer books of the Depositary or Share Registrar or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act") unless a registration statement is in effect as to such Shares.


      (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner agrees to comply with reasonable requests from the Company pursuant to applicable law, the rules and requirements of the Mexican Stock Exchange (Bolsa Mexicana de Valore, S.A. de C. V.) and any other stock exchange on which Shares or Receipts are or will be registered, transferred or listed, and the Estatutos Sociales of the Company, or any provisions governing the Deposited Securities which are made to provide information as to the capacity in which such Holder or Beneficial Owner owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owner at the time of such request. Such agreement shall survive any disposition of interests in Deposited Securities or Receipts. The Depositary agrees to use reasonable efforts to forward any such request from the Company to the Holders and Beneficial Owners and to forward to the Company any such responses to such requests received by the Depositary.

      (6) Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Estatutos Sociales of the Company. The Company may also restrict, in such manner as it deems appropriate, in its sole discretion, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of American Depositary Shares, or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Estatutos Sociales of the Company.

      (7) Liability of Holder for Taxes, Duties and Other Charges. If any Mexican or other tax or other governmental charge shall become payable by the Depositary (in its capacity as such) with respect to any American Depositary Receipt or any Deposited Securities or American Depositary Shares represented thereby, such tax, or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary and the Depositary shall remit the same to the appropriate governmental authority or agency. The Custodian may refuse the deposit of Shares and the Depositary may (and shall, if reasonably requested by the Company) refuse, and the Company shall be under no obligation to instruct the Depositary, to issue ADSs, deliver ADRs, register the transfer, spit-up or combination of ADRs or (subject to the terms of the Deposit Agreement) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. The

Depositary, the Company and/or the Custodian may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such tax (including applicable interest and penalties) or charges, the Holder hereof remaining liable for any deficiency. Every Holder and Beneficial Owner may be required to indemnify the Depositary, the Company, the Custodian and any of their agents, employees and Affiliates for, and hold each of then harmless from, any claims with respect to taxes (including applicable interest and penalties thereon), to the extent practicable, arising from any tax benefit obtained for such Holder and/or Beneficial Owner based upon information provided by such Holder and/or Beneficial Owner for such purpose.

      (8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates, if any, therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, and the issuance, cancellation and transfer of such American Depositary Shares.

      (9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal and beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of or governing the Deposited Securities or other information; to execute such certifications and to make such representations and warranties and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or the Share Registrar or any other appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. Subject to Article (23) hereof and the terms of the Deposit Agreement, the Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed to the Depositary's, the Registrar's and the Company's satisfaction.

      (10) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued or who surrenders Receipts a fee of U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition, Holders will pay taxes (including applicable interest and penalties) and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary expenses and charges incurred by the Depositary in the conversion of foreign currency, such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations, and the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities. All fees and charges may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in accordance with the terms of the Deposit Agreement and Article
(23) of this Receipt.

      (11) Title to Receipts. Title to this Receipt (and to each American Depositary Share evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard practice), shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for all purposes and neither the Company nor the Depositary shall have any obligation or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt or any Beneficial Owner unless such holder is the registered Holder of such Receipt on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

      (12) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

      (13) Available Information; Reports. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at the Commission's New York City office located at Seven World Trade Center, 13th Floor, New York, New York 10048. The Depositary shall make available for inspection by Holders and Beneficial Owners at its Principal Office and at the principal office of the Custodian during business hours copies of the Deposit Agreement, any notices, reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall arrange, at the Company's expense, for the prompt mailing of copies thereof to all Holders or to make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement.

      The Registrar shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Receipts.

      The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article 24 hereof.

Dated:                                        CITIBANK, N.A.,
                                                as Depositary

Countersigned


By:                                           By:
    ------------------------------                ------------------------------
    Authorized Officer                            Vice President


      The address of the Corporate Agency Office of the Depositary is 388 Greenwich Street, 14th floor, New York, New York 10013, U.S.A. The Depositary's Corporate Agency Office is at a different address than its Principal Executive Office. Its Principal Executive Office is at 399 Park Avenue, New York, New York 10043.

                          [FORM OF REVERSE OF RECEIPT]
                   SUMMARY OF CERTAIN ADDITIONAL PROVISIONS OF
                             THE DEPOSIT AGREEMENT

      (14) Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary or any Custodian receives any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights securities or other entitlements under the terms of the Deposit Agreement, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary, be converted upon the terms of the Deposit Agreement on a reasonable basis, into Dollars transferable to the United States, promptly convert or cause to be converted such dividend, distribution or proceeds into Dollars and will distribute promptly the amount thus received (net of any applicable fees and charges of, and customary expenses incurred by the Depositary in such conversion and taxes withheld) to the Holders entitled thereto as of the ADS Record Date (as defined in Paragraph (16) hereof) in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively as of the ADS Record Date, in accordance with the terms of the Deposit Agreement. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company to the relevant governmental authority.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval and shall, if the Company shall request the distribution to be made available to Holders, (i) instruct the Company to deposit or cause such Shares to be deposited with the Custodian or any of their nominees and (ii) establish the ADS Record Date upon the terms of Paragraph (16) hereof and (iii) shall, after consultation with the Company, and if the Company so requests subject to the terms of the Deposit Agreement, either (a) distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional American Depositary Shares, which represent in aggregate the number of Shares received as such dividend or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, (x) the applicable fees and charges of, and expenses incurred by, the Depositary and (y) taxes), or (b) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (x) the applicable fees and charges of, and the expenses incurred by, the Depositary, and (y) taxes). In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Shares represented by the aggregate of such fractional American Depositary Shares and distribute the net proceeds upon the terms set forth in the Deposit Agreement. In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective) and the Depositary determines that such distribution to Holders is therefore not feasible, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including (after consultation with the Company) by public or private sale, as the Depositary deems equitable and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of taxes or other governmental charges and fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. In the event that the Depositary receives notice from the Company that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.7 of the Deposit Agreement, or in disposing of such rights on behalf of such Holders and distributing the net proceeds in Dollars to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof).

The Depositary may and shall, if timely requested by the Company in writing and subject to the terms of the Deposit Agreement, (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, after deduction or upon payment of the fees and expenses of the Depositary, distribute to such Holders entitled thereto warrants or other instruments therefor in such form and upon such terms and representations as it may determine, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or feasible to make such rights available to all or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, use its reasonable efforts, in its sole discretion, to sell such rights or such warrants or other instruments, at public or private sales, at such place or places and upon such terms as it may deem reasonable and proper and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to the terms of the Deposit Agreement.

      The Depositary will not offer rights to Holders unless (i) a registration statement under the Securities Act covering such offering is in effect or (ii) the Company furnishes the Depositary an opinion of counsel for the Company in the United States reasonably satisfactory to the Depositary or other evidence reasonably satisfactory to the Depositary to the effect that the offering and sale of such rights or securities to such Holders or Beneficial Owners are exempt from registration under the provisions of the Securities Act. The Company shall have no obligation to register such rights or such securities under the Securities Act. Because Mexican law presently does not contemplate the issuance of preemptive rights in negotiable form and therefore the possibility of such issuance is unlikely, a liquid market for preemptive rights may not exist, and this may adversely affect (i) the amount the Depositary would realize upon disposal of rights and (ii) the ability of the Depositary to dispose of such rights.

      Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, cause such securities or property to be distributed to the Holders as of a record date fixed pursuant to Section 4.7 of the Deposit Agreement entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges, any requirement under applicable securities or exchange control regulations or that such securities must be registered under the

Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method, if any be available, as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the proceeds of any such sale (net of any applicable fees of the Depositary set forth in the Deposit Agreement and Exhibit B thereto, and the reasonable out-of-pocket expenses of the Depositary) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

      (15) Redemption. Upon receipt of notice from the Company that the shareholders of the Company have approved the exercise by the Company of any right of redemption in respect of any of the Deposited Securities, and satisfactory documentation in accordance with the terms of the Deposit Agreement, the Depositary shall, subject to applicable law, mail to each Holder a notice setting forth the Company's intention to exercise the redemption rights and any other particulars set forth in the Company's notice to the Depositary. The Custodian shall present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and, upon delivery of ADSs for redemption, retire such ADSs and cancel and destroy the ADRs evidencing such ADSs and distribute the proceeds (net of (a) applicable fees and charges of, the customary expenses incurred by, the Depositary, and taxes) to the Holders entitled thereto, upon the terms of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.

The redemption price per ADS shall be the per share amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (subject to the terms of the Deposit Agreement and the applicable fees and charges of, and customary expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed. The Depositary shall have no obligation to maintain on its records any fractional ADSs or to maintain on deposit any fractional Deposited Securities. Any fractional entitlements will be sold and proceeds thereof will be distributed in accordance with the Deposit Agreement as in the case of cash.

      (16) Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date ("ADS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such dividend or distribution, give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. The ADS Record Date shall be, to the extent practicable, the same as the corresponding record date for the Shares or other Deposited Securities set by the Company. Subject to the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of

Receipts at the close of business on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

      (17) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of such consent or proxy. The Depositary shall, at the Company's expense and provided that no United States legal restriction exists, mail to Holders of record: (a) such information as is contained in such notice of meeting or solicitation of consent or proxy, (b) a statement in English that the Holders of record at the close of business on the ADS Record Date will be entitled, subject to the terms of the Deposit Agreement, any applicable law, the Company's Estatutos Sociales and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's American Depositary Shares and (c) a brief statement as to the manner in which such instructions may be given (or may be deemed to have been given, if no instruction is received prior to the deadline set for such purposes in accordance with the terms of the Deposit Agreement) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the timely receipt of written instructions of a Holder of American Depositary Shares on the ADS Record Date, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Estatutos Sociales of the Company and the provisions of the Deposited Securities, to vote or cause the Custodian to vote (or grant a discretionary proxy to a person appointed by the Company to cast such votes) the number of Shares and/or other Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such instructions.

      The Depositary agrees not to and shall ensure that the Custodian and each of their nominees, if any, does not, vote the Shares or other Deposited Securities represented by American Depositary Shares evidenced by a receipt other than pursuant to and in accordance with such instructions from the Holders or as provided below. The Depositary may not itself exercise any voting discretion over any Shares or other Deposited Securities. If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the underlying Shares; provided that (x) no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy to be given, (ii) substantial shareholder opposition exists or (iii) the rights of holders of Shares will be materially and adversely affected and (y) the Depositary shall not have received satisfactory documentation as contemplated by the Deposit Agreement. If, at the time of a vote, for any reason the standing instructions deemed given herein would not be valid and binding on the Holders, or the Depositary is unable to obtain satisfactory documentation as contemplated by the Deposit Agreement, the Depositary shall not vote the Shares or other Deposited Securities as to which specific instructions have not been received.

      There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

      (18) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing, in addition to existing Deposited Securities, the right to receive such additional securities. Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated therein, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited shares, with necessary modifications to the form of Receipt hereof, specifically describing such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and with the Company's approval, shall if the Company requests, subject to receipt of satisfactory documentation as contemplated by the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. Immediately upon receipt of notice of the occurrence of any such change, conversion or exchange in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders.

      (19) Exoneration. Neither the Depositary nor the Company shall incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, the United Mexican States or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Estatutos Sociales of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Estatutos Sociales of the Company or provisions of or governing Deposited Securities, or
(iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any

Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information.

      The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

      (20) Standard of Care. Neither the Company nor its agents assumes any obligation nor shall they be subject to any liability under the Deposit Agreement or this Receipt to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith and using its reasonable judgment.

      Neither the Depositary nor its agents assume any obligation nor shall they be subject to any liability under the Deposit Agreement or this Receipt to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith and using their best judgment.

      Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

      Neither the Depositary nor its agents shall be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement.

      (21) Amendment, Supplement. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, the execution and delivery of Receipts, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the
      time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement and Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and the Receipt in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

      (22) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered.

After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case; the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement as to Receipts, the Company shall be discharged from all obligations under the Deposit Agreement as to the Receipts and the Shares, Deposited Securities and American Depositary Shares except for its obligations to the Depositary under Paragraphs
(10) and (23) hereof, and Sections 5.8,5.9 and 7.8 of the Deposit Agreement.


      (23) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not by suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.


      (24) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of the Deposit Agreement, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to the Deposit Agreement and
(ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such Pre-Release Transaction shall be (a) subject to a written agreement by the person or entity (the "Applicant") to whom Receipts are issued or Shares are delivered that at the time the Depositary issues such Receipts or delivers such Shares, the Applicant or its customer owns the Shares or Receipts to be delivered to the Depositary, or such evidence of ownership of Shares or Receipts as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares or Receipts in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such Shares or Receipts and deliver such Shares or Receipts upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and
(e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of Receipts and Shares involved in such Pre-Release Transactions at anyone time will be thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), provided, however, that the Depositary reserves the right after consultation with the Company to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with anyone person on a case by case basis as it deems appropriate.

      The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto __________________________ whose taxpayer identification number is ______________________ and whose address including postal zip code is __________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ______________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:                                 Name:
                                             -----------------------------------
                                             By:
                                             Title:

                                       NOTICE: The signature of the Holder to
                                       this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

_____________________________